As filed with the Securities and Exchange Commission on May 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

RECURSION PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	46-4099738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full title of the plans)

Christopher Gibson
Chief Executive Officer
Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, UT 84101
(385) 269-0203
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis
Nathan Robinson

Wilson Sonsini Goodrich & Rosati,
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104
(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of Class A common stock of Recursion Pharmaceuticals, Inc. (the “Registrant”) under its 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan for which (i) a registration statement (No. 333-255315) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2021; (ii) a registration statement (No. 333-264847) on Form S-8 was filed with the Commission on May 10, 2022; (iii) a registration statement (No. 333-271719) on Form S-8 was filed with the Commission on May 8, 2023; and (iv) a registration statement (No. 333-279290) on Form S-8 was filed with the Commission on May 10, 2024 (together, the “Previous Forms S-8”). Pursuant to General Instruction E to Form S-8, the contents of the Previous Forms S-8, including periodic reports filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Commission on February 28, 2025 (the “Annual Report”);
(2)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the Commission on May 5, 2025
(3)All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed); and
(4)The description of the Registrant’s Class A common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-40323) filed with the Commission on April 12, 2021, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference		Filing Date
			File No.	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-40323	3.1	April 21, 2021

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-40323	3.1	January 31, 2024

4.3	Specimen Class A common stock certificate of the Registrant	S-1/A	333-254576	4.2	April 15, 2021
4.4	2021 Equity Incentive Plan and forms of agreements thereunder	10-K	001-40323	10.3	February 27, 2023
4.5	2021 Employee Stock Purchase Plan and forms of agreements thereunder	S-1/A	333-254576	10.4	April 15, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

107*	Filing Fee Table

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on May 5, 2025.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Christopher Gibson
Christopher Gibson
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christopher Gibson and Ben Taylor, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all the said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Gibson Christopher Gibson	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2025

/s/ Ben Taylor Ben Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2025

/s/ Zachary Bogue Zachary Bogue	Director	May 5, 2025

/s/ Blake Borgeson Blake Borgeson	Director	May 5, 2025

/s/ Namandjé Bumpus Namandjé Bumpus	Director	May 5, 2025

/s/ Zavain Dar Zavain Dar	Director	May 5, 2025

/s/ Robert Hershberg Robert Hershberg	Chair of the Board	May 5, 2025

/s/ Najat Khan Najat Khan	Director	May 5, 2025

/s/ Dean Li Dean Li	Director	May 5, 2025

/s/ Franziska Michor Franziska Michor	Director	May 5, 2025

/s/ Elaine Sun Elaine Sun	Director	May 5, 2025